UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2011

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	26-0238387 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On April 20, 2011, Kinder Morgan, Inc. issued a press release regarding its financial results for the quarter ended March 31, 2011 and will hold a webcast conference call on April 20, 2011 discussing those results. The press release is furnished as Exhibit 99.1 to this report.

Item 5.02.	Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2011, the board of directors of Kinder Morgan, Inc. elected Joel V. Staff, formerly Chairman and CEO of Reliant Energy, Inc., and Deborah A. Macdonald, formerly president of the Natural Gas Pipelines Group at Kinder Morgan, Inc. to Kinder Morgan, Inc.’s board.  Following the elections of Ms. Macdonald and Mr. Staff, Kinder Morgan, Inc. has thirteen members on its board of directors.  Ms. Macdonald has been appointed to the audit committee and the compensation committee of Kinder Morgan, Inc.’s board.  Mr. Staff has been appointed to the audit committee, the compensation committee and the nominating and governance committee of Kinder Morgan, Inc.’s board.  There is no arrangement or understanding between either Ms. Macdonald or Mr. Staff and any other person pursuant to which she or he was selected as a director. Each of Ms. Macdonald or Mr. Staff will receive compensation for his service on the board in accordance with Kinder Morgan, Inc.’s standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth in Kinder Morgan, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits The exhibit set forth below is being furnished pursuant to Item 2.02.

Exhibit Number	Description

99.1	Press release of Kinder Morgan, Inc. issued April 20, 2011.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: April 20, 2011	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Kinder Morgan, Inc. issued April 20, 2011.